EXHIBIT 10.1

THE SYMBOL “[*]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

AMENDMENT 2 TO IP ASSIGNMENT

This Amendment 2 (“Amendment 2”) to the IP Assignment, Software Support, and Development Services Agreement dated as of January 7, 2019, as amended (“IP Assignment”) is made this 6th day of August, 2020 between Anterix Inc. (formerly known as pdvWireless, Inc.) (“Assignor”), and TeamConnect, LLC (“Assignee”) and is made effective as of April 1, 2020 (the “Amendment 2 Effective Date”).  The parties wish to amend the IP Assignment in accordance with the terms and conditions thereof and agree that the IP Assignment is hereby amended as set forth below.  Unless defined in this Amendment, 2 defined terms shall have the meaning set forth in the IP Assignment.

NOW, THEREFORE, the Parties, intending to be legally bound, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

1.

The Parties acknowledge that an assignment of trademark rights for the Assigned Intellectual Property on Exhibit B to the IP Assignment has been filed with the United States Patent and Trademark Office and that such assignment is effective as of October 14, 2019 (“IP Assignment Date”).  The Parties agree that after IP Assignment Date, Assignee shall be responsible for all costs, fees and expenses associated with maintaining the Assigned Intellectual Property, including without limitation, any patent annuities and/or trademark renewals and all associated fees.  To the extent that Assignor has paid any costs, fees or expenses related to the Assigned Intellectual Property after the IP Assignment Date, Assignee shall reimburse Assignor for such fees, costs and expenses upon presentation of receipts showing the amounts that were paid to maintain the Assigned Intellectual Property on behalf of Assignee.

2.

The Parties agree that the list of assets and equipment that is to be transferred to Assignee pursuant to Section 4.3 of the IP Assignment shall be as set forth on Exhibit A hereto (“Equipment”).  As of the Amendment 2 Effective Date, Assignee shall be responsible for all repairs and maintenance of the Equipment and any and all other costs related thereto.

3.	The IP Assignment shall be amended as follows:
a.	The following sentence shall be added to the end of Section 3.2 of the IP Assignment:
i.	“As of April 1, 2020, Assignee will begin to provide billing and collections services for the pdvConnect Customers for the remainder of the term of this Agreement.”
b.	The following sentence shall be added to the end of Section 4.1 of the IP Assignment:
i.	“Assignee hereby agrees to license the Supported Applications to Assignor and A Beep on the same or similar terms and conditions as the Goosetown Licenses during the term of this Agreement.”
c.	Section 5.3 of the IP Assignment is hereby amended and restated as follows:
i.

“5.3     pdvConnect Customer Services Payments.  In consideration of the pdvConnect Customer Services, Assignee shall receive a percentage of the monthly Billed Revenue.  As of the Effective Date, Assignor shall pay Assignee  [*]  of the monthly Billed Revenue received from pdvConnect Customers until March 31, 2020 ("pdvConnect Payments").  PdvConnect Payments and the reports set forth in Section 5.4 are due within thirty (30) days of the end of the calendar month in which pdvConnect Customers are billed by Assignor.  Once a pdvConnect Customer account is more than sixty (60) days in arrears, no pdvConnect Payment will be due to Assignee unless such pdvConnect Customer subsequently becomes current at which time the pdvConnect Payment obligation will apply to the Billed Revenue during the period of arrears and thereafter.  In the event the pdvConnect Customer defaults on the payments due, Assignor shall have the right to offset the amount due to Assignee to recover the prior pdvConnect Payment to Assignee that was never collected by Assignor.  In the event the pdvConnect Customer inadvertently submits payment to the Assignee, the Assignee shall, within five (5) business days of receipt of such payment, provide notice of such payment and at the end of each calendar month, submit the total payments inadvertently made to Assignee to Assignor.  As of the Amendment 2 Effective Date, Assignor shall transfer all pdvConnect Customers to Assignee and Assignee shall provide billing and collections services for the pdvConnect

Customers for the remainder of the term of this Agreement.  As of the Amendment 2 Effective Date, Assignee, shall pay Assignor  [*]  of the monthly Billed Revenue received from pdvConnect Customers for the remainder of the term of this Agreement ("pdvConnect Customer Share Payments").  PdvConnect Customer Share Payments and the reports set forth in Section 5.4 are due within thirty (30) days of the end of the calendar month in which pdvConnect Customers are billed by Assignee. Once a pdvConnect Customer account is more than sixty (60) days in arrears, no pdvConnect Customer Share Payment will be due to Assignor unless such pdvConnect Customer subsequently becomes current at which time the pdvConnect Customer Share Payment obligation will apply to the Billed Revenue during the period of arrears and thereafter.  In the event the pdvConnect Customer defaults on the payments due, Assignee shall have the right to offset the amount due to Assignor to recover the prior pdvConnect Customer Share Payment to Assignor that was never collected by Assignee.  In the event the pdvConnect Customer inadvertently submits payment to the Assignor, the Assignor shall, within five (5) business days of receipt of such payment, provide notice of such payment to Assignee and at the end of each calendar month, at Assignor’s election either (i) submit the total payments inadvertently made to Assignor by Assignee; (ii) allow Assignee to reduce the amount of the pdvConnect Customer Share Payment by such amount; or (ii) offset such amounts against other amounts owed by Assignor to Assignee hereunder.  Assignor will notify Assignee of its election at least three (3) days prior to the date the Customer Share Payment is due.”

d.	Section 5.7 of the IP Assignment is hereby amended and restated as follows:
i.

“5.7     Wireless Carrier Payments.  In consideration for Assignee providing pdvConnect Customer Services to Wireless Carrier Billed Customers, as of the Effective Date, Assignor shall pay Assignee a percentage share (as set forth below) of the net recurring revenue that Assignor receives directly from the Wireless Carriers (the “Wireless Carrier Revenue”).  Assignor shall, within thirty (30) days of receipt of the billing report from the Wireless Carriers, estimate the monthly Wireless Carrier Revenue for such month, and shall pay to Assignee  [*]  of the estimated monthly Wireless Carrier Revenue (the “WC Payment”).  When the Wireless Carrier Revenue is received from the Wireless Carriers, Assignor shall, within thirty (30) days of receipt, apply any adjustment from the estimated amount paid to the actual Wireless Carrier Revenue received.  In the event of a negative adjustment, Assignor will true-up the WC Payment to the correct amount of  [*]  of the actual received monthly Wireless Carrier Revenue.  In the event of a positive adjustment, Assignor will submit an invoice to Assignee for reimbursement of the overpayment amount.  The WC Payments and subsequent adjustments will continue in effect for as long as Assignor maintains contracts with the Wireless Carriers.  If Assignee converts a Wireless Carrier Billed Customer to a pdvConnect Customer, such customer shall no longer be subject to the WC Payment.  In the event that Assignor’s contracts with the Wireless Carriers terminate or expire and Assignee enters into a similar arrangement with one or both of the Wireless Carriers, Assignee shall pay Assignor  [*]  of the Wireless Carrier Revenue for the remainder of the term of this Agreement (the “WC Share Payment”).  Assignee shall, within thirty (30) days of receipt of the billing report from the Wireless Carriers, estimate the monthly Wireless Carrier Revenue for such month, and shall pay to Assignor  [*]  of the estimated monthly Wireless Carrier Revenue.  When the Wireless Carrier Revenue is received from the Wireless Carriers, Assignee shall, within thirty (30) days of receipt, apply any adjustment from the estimated amount paid to Assignor to the actual Wireless Carrier Revenue received by Assignee.  In the event of a negative adjustment, Assignee will true-up the WC Share Payment to the correct amount of  [*]  of the actual received monthly Wireless Carrier Revenue.  In the event of a positive adjustment, Assignor will submit an invoice to Assignee for reimbursement of the overpayment amount.”

4.

This Amendment 2 supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Amendment and all past dealing or industry custom.  This Amendment shall be integrated in and form part of the MoU and IP Assignment upon execution.  All terms and conditions of the MoU and IP Assignment shall remain unchanged except as modified in this Amendment; and the terms of the MoU and IP Assignment, as modified by this Amendment, are hereby ratified and confirmed.  Where the terms of the MoU and IP Assignment conflict with those of this Amendment, however, the terms of this Amendment shall control.

IN WITNESS WHEREOF, Assignee and Assignor have caused this Amendment to be executed by their respective, duly authorized officers or representatives, effective as of the Amendment 2 Effective Date.

ANTERIX INC. (formerly PDVWIRELESS, INC.):

By:  /s/ Timothy Gray__________

      (Authorized Signature)

Name:  Timothy Gray

Title:  CFO

TEAMCONNECT, LLC:

By:  /s/ Joseph Gottlieb__________

      (Authorized Signature)

Name:  Joseph Gottlieb

Title:  Member

Exhibit A

Equipment

Summary of Assets Transferred

Location	Model	Category	Serial Number	Description
San Diego		Computer Equipment		TRIPP POWERSTRIP (PN RS-1215-20)
San Diego	DL380 G8	Computer Equipment	MXQ24205RJ	HP server- kvm-01-server host virtual machines
San Diego	DL380 G8	Computer Equipment	MXQ24205TJ	HP server -server for ptsg - ptsg-50-71
San Diego	WC-C2960G-24TC-L	Computer Equipment	FOC1239W22Y	Switch for networking - switch3
San Diego	WC-C2960G-24TC-L	Computer Equipment	FOC1239Z1WY	Switch for networking - switch4
San Diego		Computer Equipment		Router Component - pstn01 - T1 Card
San Diego	USB-3000	Computer Equipment		DP Ambe Dongle
San Diego	USB-3000	Computer Equipment		DP Ambe Dongle
San Diego	PA 500	Computer Equipment	009401009446	Network Firewall-fw01 & 02
San Diego	PA 500	Computer Equipment	009401009449
San Diego	WS-C2960G-24TC-L	Computer Equipment	FOC1617W4ZG	Networking Switches - switch5 & 6
San Diego		Computer Equipment	FOC1630X51Y
San Diego	WS-C3560G-24TS-S	Computer Equipment	FOC1204Z0BV	Network switches - switch7 & 8
San Diego		Computer Equipment	FOC1141Y3J7
San Diego	HP SB DL320E	Computer Equipment	MX243600CU	Server pdvLab- tca-staging-01
San Diego	HP SB DL320E	Computer Equipment	MX24420035	Server pdvLab- tca-staging-02
San Diego		Computer Equipment		Server Component
San Diego	TVS-871U-RP	Computer Equipment	Q157I22085	Server - QNAP Storage Server
San Diego		Computer Equipment		Enterprise Hard Drive
San Diego	DL380p Gen8	Computer Equipment	2M24041N2B	Server - hyper-v-09
San Diego		Computer Equipment		Server component
San Diego	DL20 Gen9	Computer Equipment	MX2701006E	Computer Server - tcag-tex-02
San Diego	DL20 Gen9	Computer Equipment	MX2618002R	Computer Server - tcag-tex-01
San Diego		Computer Equipment		DP Ambe Dongles
San Diego	DL380P Gen8	Computer Equipment	2M25200XRP	Server - hyper-v-06
San Diego	DL20 Gen9	Computer Equipment	MX2701004H	Server - tcag-stg-01
San Diego	DL20 Gen9	Computer Equipment	MX2701005K	Server - tcag-stg-02
San Diego		Computer Equipment		Server Component
San Diego		Computer Equipment		Server Component
San Diego		Computer Equipment		Server Component
San Diego		Computer Equipment		Server Component
San Diego		Computer Equipment		Server Component
San Diego	DL180 Gen9	Computer Equipment	2M244317H4	Server kvm-02
San Diego	Linktrophy Mini2	Computer Equipment	See Lab listing	Latency Testing-latency01
San Diego		Computer Equipment	See Lab listing	Latency Testing-latency02
San Diego		Furniture & Fixtures	Dan Foxley Desk	Desk
San Diego		Furniture & Fixtures	Inv #34025: 2 Used Workbench (Tan & Dark Brown), Furniture Delivery	Used Workbench (Tan & Dark Brown)
San Diego	i7	Office Equipment	10901	Computer workstation for developer - BB005
San Diego		Office Equipment	10878	Computer workstation for developer-BB004
San Diego	Mac Mini	Office Equipment	C0KVN00XGCW	Computer - Developer Workstation - MAC003
San Diego	MacBook Pro	Office Equipment	C2QN500AFTC9	Laptop Apple Macbook Pro
San Diego	LG 24 INCH	Office Equipment	409NDMTJ1403	LCD MONITORS FOR Workstation BB005
San Diego	LG 24 INCH	Office Equipment	409NDXQJ1386	LCD MONITORS FOR Workstation BB005
San Diego		Office Equipment		HP 300GB 12GB SAS 10K 2.5IN SC HDD- Hard drive
San Diego	DL20 Gen9	Office Equipment	MX271200UD	HP DL20 GEN9 E3-1220V5 SFF SRV
San Diego	T450s	Office Equipment	PC-09E4ZJ	Lenovo T450s Laptop- Lenovo134

San Diego		Other Equipment		DataCenter Network Rack Hardware
San Diego	ACER S240HL 24 DVI LED	Other Equipment		Computer Monitor
San Diego		Office Equipment	16231046100145	Computer Desktop
San Diego		Computer Software		Software- forbug tracking
Data Center		Site Equipment	SGH326Y52C	Virtual Hosts for TCS servers: kvm-03 | kvm-04
Data Center		Site Equipment		Virtual Hosts for TCS servers: kvm-03 | kvm-05
Data Center		Site Equipment		Increase monitoring software from 100 to 300
Data Center		Site Equipment		Video Cards
Data Center		Site Equipment		Software - Microsoft SQL Database
Data Center		Site Equipment		Network Switch
Data Center		Site Equipment		HD's VMWARE-01 and 02
Data Center		Site Equipment		Server Memory-16GB
Data Center		Site Equipment		Hard Drives-HP 600GB 6G SATA VALUE ENDURANCE
Data Center		Site Equipment	SGH315RXHC	Servers Hyper-v-100 & 101
Data Center		Site Equipment		Microsoft Windows Server 2016 Software
Data Center		Site Equipment		SSD Hard Drives for DATACENTER servers
Data Center		Site Equipment		Hardware RAID card to servers: hyper-v-100 and hyper-v-101
Data Center		Site Equipment		HP 600GB 12G SAS 15K 2.5 inch SC
Data Center		Site Equipment		Hard drives
Data Center		Site Equipment		Hard drives
Data Center		Site Equipment		Hard Drives for Server vmware-01
Data Center		Site Equipment	USE3130E4X	HP DL380P G8 Rackmount Server for ScaleMatrix Datacenter Hyper-v-102
Data Center		Site Equipment		Hard Drives for DataCenter
pdvLab		Site Equipment		Anker USB 3.0 SuperSpeed 10Port Hub Including a BC 1.2Charging Port